EXHIBIT 10.11

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 26, 2010, by and between S&W SEED COMPANY, a California general partnership (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 26, 2008, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.             Section 1.1.(a) is hereby amended by deleting “March 1, 2010” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “April 1, 2011,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of February 26, 2010 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2.             Section 4.3.(c) is hereby deleted in its entirety, and the following substituted therefor:

“(c)             not later than 90 days after and as of the end of each fiscal year, a compiled financial statement of Seed Holding, Ltd. and Yellowjacket, LP, prepared by a certified public accountant acceptable to Bank, to include balance sheet, income statement, and statement of cash flow, and within 30 days after filing, but in no event later than each November 15, copies of Seed Holding, Ltd. and Yellowjacket, LP’s filed federal income tax returns for such year;

(d)             not later than 90 days after and as of the end of each calendar year, a financial statement of Grover T. Wickersham and Paul F. Shoen, Trustee of The Paul F. Shoen Revocable Trust, prepared by Grove T. Wickersham and Paul F. Shoen, Trustee of The Paul F. Shoen Revocable Trust, to include all assets and liabilities, and within 30 days after filing, but in no event later than each November 15, copies of Grover T. Wickersharm and Paul F. Shoen, Trustee of The Paul F. Shoen Revocable Trust’s filed federal income tax returns for such year;

(e)             from time to time such other information as Bank may reasonably request.”

3.             Section 6.1. is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 6.1.       The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)             Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

(b)             Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

(c)             Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those specifically described as an “Event of Default” in this section 6.1), and with respect to any such default that by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

(d)             Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract, instrument or document (other than any of the Loan Documents) pursuant to which Borrower, any guarantor hereunder or any general partner or joint venturer in Borrower if a partnership or joint venture (with each such guarantor; general partner and/or joint venturer referred to herein as a “Third Party Obligor”) has incurred any debt or other liability to any person or entity, including Bank.

(e)             Borrower or any Third Party Obligor shall become insolvent, or, shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Third Party Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (“Bankruptcy Code”), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or Borrower or any Third Party Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Third Party Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Third Party Obligor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

(f)              The filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor.

(g)             There shall exist or occur any event or condition that Bank in good faith believes impairs, or is substantially to impair, the prospect of payment or performance by Borrower, any Third Party Obligor, or the general partner of either if such entity is a partnership, of its obligations under any of the Loan Documents.

(h)             The death or incapacity of Borrower or any Third Party Obligor if an individual. The dissolution or liquidation of Borrower or any Third Party Obligor if a corporation, partnership, joint venture or other type of entity; or Borrower or any such Third Party Obligor, or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or. liquidation of Borrower or such Third Party Obligor.

(i)              The withdrawal, resignation or expulsion of any one or more of the general partners in Borrower; or any change in control of Borrower or any entity or combination of entities that directly or indirectly control Borrower, with “control” defined as ownership of an aggregate of twenty-five percent (25%) or more of the common stock, members’ equity or other ownership interest (other than a limited partnership interest).”

4.             Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5.             Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
S&W SEED COMPANY		NATIONAL ASSOCIATION

By:	/s/ Harry B. Hansen	By:	/s/ Russell A. Ragsdale
	Harry B. Hansen		Russell A. Ragsdale
	Managing Partner		Vice President